UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 10549


                          FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                            1933


                  IGENE Biotechnology, Inc.

  (Exact name of Small Business Issuer as Specified in its
                          Charter)


           Maryland                          52-1230461
(State or Other Jurisdiction of           (IRS Employer
 Incorporation or organization)           Identification No.)


                    9110 Red Branch Road
                Columbia, Maryland 21045-2024
                       (410) 997-2599

         (Address, including zip code, and telephone
        number, including area code, of Registrant's
                principal executive offices)


                       Stephen F. Hiu
                   President and Treasurer
                    9110 Red Branch Road
                Columbia, Maryland 21045-2024
                       (410) 997-2599

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         Copies to:

                   JOHN J. WOLOSZYN, ESQ.
                 CECIL E. MARTIN, III, ESQ.
                      MCGUIREWOODS LLP
                     7 Saint Paul Street
                 Baltimore, Maryland, 21202
                       (410) 659-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time after the effective date of this registration statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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
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CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed
                                        Maximum     Proposed
Title of Each Class of  Amount To       Offering    Maximum         Amount Of
Securities              Be              Price       Aggregate       Registration
To Be Registered        Registered (1)  Per Unit    Offering Price  Fee
--------------------------------------------------------------------------------
common stock, par
value $0.01 per share   46,002,800 (2)  $0.10 (3)   $4,600,280      $1,215.00
================================================================================


 (1) Number of shares of common stock of IGENE registered represents all shares issuable upon the exercise of up to 46,002,800 common stock purchase warrants issued pursuant to a registration statement on Form SB-2, as amended, filed with the Commission on February 17, 1998.

(2) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(3) The proposed maximum offering price corresponds to the exercise price stated in each warrant, and such price is the actual price to be paid for the common stock offered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER
AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE
AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
================================================================================

         SUBJECT TO COMPLETION - September __, 2000


                         PROSPECTUS

                  IGENE Biotechnology, Inc.

              46,002,800 SHARES OF COMMON STOCK

     This is an offering of up to 46,002,800 shares of our common stock, par value $0.01, to holders of 46,002,800 warrants currently issued and outstanding which, when exercised, shall give the holders of such warrants the right to purchase for $0.10, as adjusted, up to 46,002,800 shares of common stock, as adjusted in accordance with the terms of the Warrant Agreement. Upon the exercise for cash of each of the warrants, we will receive ten cents ($0.10) for a total of $4,600,280 if all 46,002,800 warrants are exercised. Alternatively, the warrants may, at the option of the holder, be exercised on a cashless basis or for other securities of the Company as is permitted by the terms of the warrants.

     Our common stock is traded on the over-the-counter market on a limited basis and is quoted on the Over-the-
Counter Bulletin Board (the "OTCBB") under the symbol
"IGNE". On August 28, 2000, the closing bid and ask prices of the common stock on the OTCBB were $0.095 and $0.099 per share, respectively. As of that date, 59,708,881 shares of common stock and 26,467 shares of preferred stock were issued and outstanding and 215,943,888 shares of common stock were issued on a fully diluted basis. We have 250,000,000 shares of common stock and 1,312,500 shares of preferred stock authorized under our charter.

SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR FACTORS THAT
SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by us.
Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.


TABLE OF CONTENTS



PROSPECTUS SUMMARY                         					       	 5

RISK FACTORS                                    						 	 5

FORWARD LOOKING STATEMENTS 	                        				10

USE OF PROCEEDS                                  							11

DETERMINATION OF OFFERING PRICE	                     			11

PLAN OF DISTRIBUTION	                              					11

LEGAL MATTERS	                                    						11

EXPERTS		                                          					11

WHERE YOU CAN FIND MORE INFORMATION		                 		11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE      	12

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
          FOR SECURITIES ACT LIABILITIES	               13

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	       II-1

          SIGNATURES                                    II-2

          POWER OF ATTORNEY                             II-3

OPINION AND CONSENT OF MCGUIREWOODS LLP                  i

CONSENT OF BERENSON & COMPANY LLP                       ii


                     PROSPECTUS SUMMARY

ABOUT IGENE BIOTECHNOLOGY, INC.

     IGENE was incorporated under the laws of the State of Maryland on October 27, 1981. Our executive offices, laboratories and pilot plant unit are located at 9110 Red
Branch Road, Columbia, Maryland 21045, and our telephone number is (410) 997-2599.

          We are engaged in the business of industrial microbiology and related biotechnologies. We formed the company to develop, produce, and market value-added specialty biochemical products derived from abundant, inexpensive and renewable agricultural residues and wastes through the use of state-of-the-art fermentation technology, physical and chemical separation technology, and related chemical and biochemical engineering technologies.

     We have devoted our resources to the development of proprietary processes to convert selected agricultural raw materials or feedstocks into commercially useful and cost effective products for the food, feed, flavor and agrochemical industries. In developing these processes and products, we have relied on the expertise and skills of our in-house scientific staff and, for special projects, various consultants.

ABOUT THE OFFERING

     This prospectus may be used only in connection with the issuance of up to 46,002,800 shares of our common stock from time to time upon exercise of up to 46,002,800 outstanding warrants issued by us in April, 1998 in a public offering registered on Form SB-2, as amended, filed with the Commission on February 17, 1998.

     If all of the warrants are exercised using cash, we will receive proceeds in the amount of $4,600,280, corresponding to the exercise price of the warrants of $0.10 per share, multiplied by the number of warrants exercised. The terms of the warrants permit the holder to exercise the warrants on a "cashless" basis or in exchange for other securities of IGENE, neither of which methods would result in proceeds to us. We anticipate that the proceeds from the exercise of the warrants, if any, will be used to for repayment of long-term debt and for general working capital purposes.


                        RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE THE MATERIAL ONES FACING OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IF THIS OCCURS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

     The shares of common stock offered by this prospectus involve a high degree of risk. Prospective investors should review the entire prospectus and carefully consider, among other factors, the following matters:

Our business is difficult to evaluate because we have a limited operating history.

     We began research and development in the industrial microbiology industry in 1981, but did not begin commercial operations until 1998, and therefore have only a limited operating history upon which an evaluation of our business and our business prospects can be based. You should consider our prospects in light of the heightened risks and unexpected expenses and difficulties frequently encountered by companies in an early stage of development. These risks,expenses and difficulties, which are described below, apply particularly to us because the biotechnology market, and the microbiology sector in particular, is fairly new and rapidly evolving. Due to our limited operating history, it will be difficult for you to evaluate whether we will successfully address these risks.

We have a history of losses and anticipate continued losses.

     Since our formation, we have incurred operating losses and negative cash flow. To the extent that we are unable to achieve profitability in the future, our business, prospects, financial condition and results of operations will suffer. In 1999, we incurred a net loss of $2,525,340, and have incurred accumulated net losses through December 31, 1999 of $28,002,249. For the second quarter ended June 30, 2000, we incurred a net loss of $562,167, and have incurred accumulated net losses during the first half of 2000 of $1,012,515. We cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.

We expect that our current strategy will result in continuing net losses for the foreseeable future.

     Our current focus is on expanding our client base in our current markets for fish feed additives, expanding our market for fish feed additives to other countries, and beginning to market our product globally as a human nutritional supplement. As a result, we will continue to make capital expenditures and incur substantial marketing and operating costs and increase our expenses in order to hire additional personnel to provide adequate levels of support to management. Our current strategy can be expected to have an adverse impact on our profit margins for at least the near-term, and we cannot assure you that we can increase our revenues and customer base sufficiently to recover the costs of these anticipated expenses. In addition, acceleration in the growth of our client base or changes in the way our clients use our products may also increase costs as a percentage of revenues.

We have a history of negative cash flows, and will need to raise additional capital to continue as a going concern.

     Negative cash flow from operations for the year ended
December 31, 1999 was $1,670,094, and negative cash flow from operations for the six months ended June 30, 2000 was $665,222. Our operating activities continue to consume net cash. We believe that we will have sufficient cash liquidity to operate through September 30, 2000.

     In order for cash flow from operating activities to be sufficient to sustain our operations beyond that date, we will likely be required to achieve an increase in revenue or raise additional financing. There can be no assurance that such an increase in revenue will occur or that it will be sufficient to maintain adequate cash to continue operations beyond that date. Nor can we provide any assurance that we will obtain additional financing on terms favorable to us or at all. Any failure to obtain additional required financing would have a material adverse effect on our business, prospects, financial condition and results of operations, and may impair our ability to continue as a going concern.

We are not generating sufficient revenues from operations to make scheduled dividend payments on our preferred stock.

     We are not generating sufficient revenues from operations to cover our fixed charges, including scheduled dividend payments on our preferred stock, or to fund the ultimate redemption of all of the preferred stock.

     In December 1988, we suspended payment of the fourth quarter dividend payable on our preferred stock and have not paid any such dividends since that date. Any resumption of dividend payments on our preferred stock would require significant improvements in cash flow. As of June 30, 2000, total dividends in arrears on our preferred stock was $199,032. Until we pay our accrued dividends, we cannot pay any dividends on our common stock. We cannot provide any assurance that our cash flow will improve, that we will resume dividend payments on the preferred stock, be able to redeem the preferred stock at the required mandatory redemption date of October 2002, or pay dividends on our common stock. The aggregate amount expected to be required to redeem the preferred stock in October 2002, is $449,000. In any event, we do not intend to pay dividends on our common stock in the foreseeable future.

We received a "going concern" opinion from our independent auditors.

     Due to our past history of losses, the independent auditors' report for the year ended December 31, 1999 contains an explanatory paragraph that states that our recurring losses and limited capitalization raise substantial doubt about our ability to continue as a going concern. In addition, the auditor issued a going concern opinion for IGENE.

We have substantial debt obligations, which we may not be able to service.

     We have debt obligations of approximately $7,163,000 as of June 30, 2000 (assuming that we exercise our right to repay the principal and interest due under our subordinated debenture using shares of our common stock), and will continue to have significant preferred stock dividend obligations, and an obligation to redeem all of the preferred stock for approximately $449,000 by the mandatory redemption date of October 1, 2002. Even if all 46,002,800 warrants are exercised for cash, generating proceeds of $4,600,280, our ability to meet its debt service obligations will depend on a number of factors, including its ability to generate operating cash flow. There can be no assurance that targeted levels of operating cash flow, or any cash flow, will actually be achieved. We had a negative debt to capitalization ratio as of December 31, 1999 and as of June 30, 2000.

The issuance of all 46,002,800 shares of common stock upon exercise of all warrants could adversely affect the market price of our common stock.

     The issuance of up to 46,002,800 shares of common stock pursuant to this offering would represent approximately 21% of our total equity on a fully diluted basis, and approximately 44% of our total equity based on our issued and outstanding stock as of August 28, 2000. All 46,002,800 shares may be freely tradable and could adversely affect the market price of our common stock.

We do not anticipate paying dividends on common stock in the foreseeable future.

     We do not anticipate paying any cash dividends in the foreseeable future. In addition, unless full cumulative dividends have been paid on the outstanding preferred stock, we will not be entitled to pay dividends on the common stock.

Your investment may have limited liquidity if an active trading market does not develop and continue and the price of our common stock may fall.

     The trading market for, and liquidity of, our common stock is limited. The average daily trading volume for the common stock during the period from July 1, 1999 through June 30, 2000 was approximately 170,000 shares. This represents approximately 0.3% of our presently issued and outstanding common stock.

     Your purchase of our common stock may not be a liquid investment because our securities trade over the counter with quotes on the bulletin board. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock. We have no obligation and do not plan to apply for quotation of our common stock on the NASDAQ Stock Market or for listing of our common stock on any national securities exchange. An active and liquid market for our common stock may not develop or if it does develop, continue, and investors in our common stock may not be able to resell their shares as a result of:

     --   our limited earnings history,

     --   the absence of reasonable expectations of
          dividends in the near future, or
     --   the fact that our common stock will not be listed.

     In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.

Volatility in our stock price may adversely affect our business.

     Fluctuations in the market price of our stock may adversely affect our ability to complete any acquisitions, our access to capital and financing and our ability to attract and retain qualified personnel. Our common stock price and trading volume has fluctuated widely, with a closing price range over the past 52 weeks of $0.640 to $0.045, as of August 28, 2000. The price of our common stock may decline in future quarters if:

     --   we fail to meet market expectations of our
          quarterly or annual revenues, net income or
          earnings per share,
     --   we lose significant customers,
     --   we or our competitors announce new products or
          technological innovations, or
     --   our products do not gain market acceptance.

     In addition, technology stocks such as ours experience significant price and volume fluctuations that are often unrelated to operating performance.

We rely on one product for 100% of our revenues.

     Our success is dependent upon the successful development and sale of AstaXin(R), a yeast product used as a feed supplement in aquaculture, and which may also be used as a human nutritional supplement. We believe AstaXin(R) will be profitable based on material costs, manufacturing costs, selling price and estimated global demand. However, no assurance can be given that sufficient quantities of AstaXin(R) will be available to meet demand or that such demand will materialize. To date, we have sold commercial quantities of AstaXin(R) as a feed supplement in aquaculture in the amount of $481,158, through June 30, 2000. We have not produced or sold significant commercial quantities of any other products. Expenses associated with research and product development and manufacturing and marketing activities will continue to impact profitability in the near future.

We are dependent on others to manufacture our primary product.

     We have no manufacturing facilities other than our pilot plant facility in Columbia, Maryland. Thus, to manufacture commercial quantities of our product, we have entered into production arrangements with a third-party manufacturer. This manufacturer currently has the ability, and the obligation under contract with us, to increase its capacity as necessary to meet increased demand for our product.

     The manufacture of our product by a single contract manufacturer, in a single location outside the United States, subjects the Company to certain risks. For example, it is possible that this contract manufacturer may become unable or unwilling to fulfill its production obligations for reasons beyond our control. This production facility is located outside the United States, in Mexico City, Mexico, and it is also possible that political, legal, environmental, weather or other factors may cause us to be unable to continue production arrangements with this manufacturer. However, we have not thus far experienced any of the preceding problems and have no information that would lead us to believe that the manufacturing operations will be disrupted. We do not plan, in the near-term, to construct our own manufacturing facilities.

Technological change may profoundly affect our business.

     We expect technological developments in the biotechnology field to continue at a rapid pace and that our commercial success will depend upon our ability to be at the leading edge of specialized biotechnologies and to attain a competitive technological position in specialized product areas.

We face intense competition with greater resources than ours.

     Competitors in the biotechnology field in the United States and elsewhere are numerous and include major chemical, pharmaceutical and food companies, as well as specialized biotechnology companies. Competition can be expected to increase as small biotechnology companies continue to be purchased by major multinational corporations with resources much greater than ours. Competition is also expected to increase with the introduction of more diverse products developed by biotechnology firms, increasing research cooperation among academic institutions and large corporations, and continued government funding of research and development activities in the biotechnology field, both in the United States and overseas. Unlike the majority of biotechnology companies, which are developing products principally for the pharmaceutical industry, we have focused our own activities on the development of proprietary products for use in food, fermentation and agricultural industries. In the future, however, competitors may offer products, which by reason of price or efficacy or more adequate resources for technology advances, may be superior to our existing or future products.

     A single large pharmaceutical company presently dominates the market for feed supplements used for pigmentation in aquaculture. The market into which our product, AstaXin(R), will be sold is highly competitive worldwide and several other companies are presently known to be developing and marketing competitive products.

We rely upon patents and proprietary information.

     It is our policy to protect our intellectual property rights by a variety of means, including applying for patents and trademarks in the United States and other countries. We also rely upon trade secrets and improvements, unpatented proprietary know-how and continuing technological innovation to develop and maintain our competitive position. In this regard, we place restrictions on our agreements with third parties with respect to the use and disclosure of any of our proprietary technology. We also have internal nondisclosure safeguards, including confidentiality agreements with employees and consultants. All patents and trademarks are carefully reviewed and those with no foreseeable commercial value are abandoned to eliminate costly maintenance fees. Patents (and applications) and/or trademarks on technology with potential commercial value, and which we maintain, include those for AstaXin(R) and ClandoSan(R). U.S. and foreign patents for AstaXin(R) and related technology have already been obtained, and additional applications for patents and trademarks for AstaXin(R) and related technology have been submitted and are in process.

We may face stringent government regulation.

     The manufacturing and marketing of the products we have developed or intend to develop will likely be subject to regulation by various governmental agencies in the United States, including the Food and Drug Administration, the Department of Agriculture, the Environmental Protection Agency, and comparable agencies in other countries. AstaXin(R) has to date been approved by the FDA and by its Canadian counterpart agency as a color additive in aquaculture feeds. AstaXin(R) has also obtained market clearance from the FDA as a human nutritional supplement. Our product must conform to current Good Manufacturing Practices (as defined under the Federal Food, Drug and Cosmetic Act and the rules and regulations thereunder), and we believe our product so conforms. There can he no assurance, however, that such assertions and affirmations will not be reversed by the FDA, the USDA or the EPA and that we will not then be required to obtain costly and time-consuming approvals from these agencies or comparable agencies in foreign countries. The extent of any adverse governmental regulation that might arise from future administrative or legislative action, including current rules and regulations, cannot be predicted.

We must attract and retain key personnel to be successful.

     Our ability to develop marketable products and to maintain a competitive position in light of technological developments will depend, in part, on our ability to attract and retain highly qualified scientific, technical and management personnel. Intense present competition for such personnel is expected to continue into the future. We believe that we have been successful in attracting skilled
and experienced personnel.   Retention of such personnel
will depend on our ability to provide such personnel with competitive compensation arrangements, equity participation and other benefits.

Litigation with Archer Daniels Midland may affect our business.

     Archer Daniels Midland, Inc. has sued us, alleging patent infringement and requesting injunctive relief as well as an unspecified amount of damages. We have filed a $300,450,000 counterclaim concerning the alleged theft of
trade secrets.    The court denied ADM's request for
preliminary injunctive relief. Mediation efforts during 1999 did not resolve this dispute, which has been returned
to the court for a judicial disposition.   Presently, a stay
on all discovery remains in effect while a court-appointed expert analyzes the yeast products of both parties. We believe that it is not probable that this dispute will result in an unfavorable outcome to IGENE. Nonetheless, should ADM prevail, we could be liable for damages, and we could also lose the right to use a particular strain of yeast. However, we expect that this will not affect our ability to make and sell our product, AstaXin(R).

Trading in our common stock is subject to additional regulation because of its low trading price.

     Trading in our common stock is subject to a Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. "Penny Stock" is defined as a stock that trades below $5 per share. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, broker-dealer's duties to the customer, a toll-free telephone number for inquiries about the broker-dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure must also be made about commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933. The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations regarding our strategies, plans and objectives, our product release schedules, our ability to design, develop, manufacture and market products, our intentions with respect to strategic acquisitions, and the ability of our products to achieve or maintain commercial acceptance. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 4. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The purpose of this offering is to register common stock which may be issued from time to time upon exercise of warrants issued in a public offering registered on Form SB-2, as amended, filed with the Commission on February 17, 1998. We intend that the proceeds of this offering, if any, will be applied to reduce our long-term debt and fund our working capital needs. We may receive net cash proceeds from the sale of the shares of common stock offered by us under this prospectus in the maximum amount of approximately $4,586,065. Alternatively, warrant holders may also pay the exercise price under the warrants by tendering our debt securities or may exercise the warrants on a "cashless" basis. Under either of these circumstances, we would not receive cash upon exercise of the warrants. Use of our debt securities to pay the exercise price of the warrants would, however, reduce long-term debt by the amount of debt securities used to pay the exercise price.

DETERMINATION OF OFFERING PRICE

     The offering price of the common stock registered by this prospectus is $0.10. This offering price represents the exercise price stated in the warrants and does not bear any direct or indirect relationship to the market price or fair market value of our common stock.

PLAN OF DISTRIBUTION

     The common stock registered pursuant to this prospectus will be issued to the warrant holders upon the exercise of their warrants. As such, no underwriter, finder or broker-dealer will receive a commission for any distribution of the shares registered hereunder. If any material arrangement is entered by us with an underwriter, finder or broker-dealer, for the sale of the shares, then, to the extent required under the Securities Act of 1933 or the rules of the Commission, a supplemental prospectus will be filed to disclose the following information as we believe appropriate:

     -- the name of the participating underwriter;
     -- the number of the shares involved;
     -- the price at which such shares are to be sold, the commissions to be paid or discounts or concessions to be allowed to such underwriter; and
     -- other facts material to the transaction.

     We will bear all costs and expenses of the registration of the securities to which this prospectus relates. The warrants may be exercised by tendering cash, other securities of IGENE, or through a "cashless" exercise.

LEGAL MATTERS

     McGuireWoods LLP has passed upon the validity of the shares of common stock offered herein.

EXPERTS

     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the year ended December 31, 1999 have been audited by Berenson & Company LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes part of a registration statement on Form S-3 filed with the Commission under the Securities Act of 1933. It omits some of the information contained in the registration statement, and you should refer to the registration statement for further information about us and about the securities offered by this prospectus. When we make statements in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission which is not attached in full, then in each such instance you should refer to a copy of the document filed.

     In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information filed by us at the Commission Public Reference Rooms at:

450 Fifth Street, NW    7 World Trade Center      Citicorp Center
Room 1024               Suite 1300                500 West Madison Street
Washington, D.C. 20549  New York, New York 10048  Suite 1400
                                                  Chicago, Illinois 60661-2511

     Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms.

     You may also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the Commission at 450 Fifth Street, NW Room 1024, Washington, D.C. 20549. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information about issuers, including us, who file electronically with the Commission. The address of that site is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Commission allows us to disclose important information to you by referring you to documents we have filed or will file with the Commission. The information "incorporated by reference" is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filing made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of all of the shares which are the subject of this prospectus is completed.

     --   Annual Report on Form 10-KSB for the fiscal
year ended December 31, 1999;
     --   Quarterly Reports on Form 10-QSB for the periods
ended March 31, 2000 and June 30, 2000; and
     --   The description of the common stock contained in
our registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     You can obtain any of the documents incorporated by reference in this document from the Commission through the Commission's website at the address provided above. You can also obtain any of the documents incorporated by reference from us, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document, at no cost, by requesting them in writing at the following address:

          IGENE Biotechnology, Inc.
          Investor Relations
          9110 Red Branch Road
          Columbia, Maryland 21045-2024
          Telephone: (410) 997-2599

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     We are a Maryland corporation. Our articles of incorporation contain a provision limiting the liability of the directors and officers to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Code of Maryland. Our articles of incorporation also contain a provision permitted under Maryland General Corporation Law eliminating (with limited exceptions) each director's personal liability for monetary damages for breach of any duty as a director. In addition, our articles of incorporation and bylaws provide for indemnification of our directors and officers from certain liabilities and expenses, as well as advancement of costs, expenses and attorneys' fees, to the fullest extent permitted under Maryland General Corporation Law. Such rights are contract rights fully enforceable by each beneficiary thereof, and are in addition to, and not exclusive of, any other right to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration fee - Securities and Exchange Commission    $   1,215
Legal Fees and Expenses                                     10,000
Accounting Fees and Expenses                                 1,000
Miscellaneous Expenses                                       2,000
                                                         ---------
    TOTAL                                                  $14,215
                                                         =========

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Information responsive to this Item 15 is incorporated herein by reference to the section of the prospectus entitled "DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES".


ITEM 16.    EXHIBITS

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION

4.1    Warrant Agreement between the Company and American
       Stock Transfer & Trust Company, as Warrant Agent relating to warrants issued April 17, 2000, constituting Exhibit 4.3 to Registration Statement
       No. 333-41581 on Form SB-2.

5.1    Opinion and Consent of McGuireWoods LLP

23.1   Consent of Berenson & Company LLP.

23.3   Consent of McGuire Woods LLP (included in Exhibit 5.1)

24.1   Power of Attorney (included on signature page).


ITEM 17.    UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution;

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering; and

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Columbia, State of Maryland, on August 31, 2000.

               IGENE Biotechnology, Inc.
               (the registrant)

               By: /s/ Stephen F. Hiu
                   ---------------------------------------
                   Stephen F. Hiu
                   President (Principal Executive Officer)

               By: /s/ Melissa M. Stump
                   ---------------------------------------
                   Melissa M. Stump
                   Controller (Principal Accounting Officer)

                        Exhibit 24.1

                      POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Stephen F. Hiu as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and a new registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


     SIGNATURE              TITLE                               DATE


/s/ Michael G. Kimelman     Chairman of the                     August 31, 2000
-------------------------   Board of Directors
    Michael G. Kimelman

/s/ Thomas L. Kempner       Vice Chairman of the                August 31, 2000
-------------------------   Board of Directors
    Thomas L. Kempner

/s/ Stephen F. Hiu          Director, President, Treasurer,     August 31, 2000
-------------------------   and Director of
    Stephen F. Hiu          Research and Development

/s/ Patrick F. Monahan      Director, Secretary and Director    August 31, 2000
-------------------------   of Manufacturing
    Patrick F. Monahan

/s/ Joseph C. Abeles        Director                            August 31, 2000
-------------------------
    Joseph C. Abeles

/s/ John A. Cenerazzo       Director                            August 31, 2000
-------------------------
    John A. Cenerazzo

/s/ Sidney R. Knafel        Director                            August 31, 2000
-------------------------
    Sidney R. Knafel

                         Exhibit 5.1
              [Letterhead of McGuire Woods LLP]

                       August 31, 2000


IGENE Biotechnology, Inc.


Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by IGENE Biotechnology, Inc., a Maryland corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 46,002,800 shares of common stock of the Company and any additional shares of common stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "Shares") upon exercise of up to 46,002,800 common stock purchase warrants (the "Warrants").

     We are of the opinion that the Shares have been duly authorized and, upon issuance of the Shares in accordance with the warrants, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.

                  Respectfully submitted,

                  /s/ McGuireWoods LLP

                        Exhibit 23.1
           [Letterhead of Berenson & Company LLP]

               CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2000, relating to the financial statements, which appears in IGENE Biotechnology, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ BERENSON & COMPANY LLP

New York, NY
August 29, 2000